                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a11(c) or Section 240.14a12

                                MEDIAPLEX, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 011.

  (1) Title of each class of securities to which transaction applies:
     N/A
     _________________________________________________________________________

  (2) Aggregate number of securities to which transaction applies:
     N/A
     _________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 011 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     N/A
     _________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction:
     N/A
     _________________________________________________________________________

  (5) Total fee paid:
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     _________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
   011(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:
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     _________________________________________________________________________

  (2) Form, Schedule or Registration Statement No.:
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    (3) Filing Party:
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    (4) Date Filed:
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     _________________________________________________________________________

                                MEDIAPLEX, INC.
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, JUNE 7, 2001
                                 AT 2:00 P.M.

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of Mediaplex, Inc., a Delaware corporation, will be held on Thursday, June 7, 2001 at 2:00 p.m., local time, at Mediaplex's principal offices, at 177 Steuart Street, San Francisco, California 94105, for the following purposes:

  1. To elect two Class II directors to serve for a term of three years and until their successors are duly elected and qualified;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001; and

  3. To transact such other business as may properly come before the meeting or at any and all its continuations or adjournments.

   The foregoing items of business are more fully described in the proxy statement accompanying this notice.

   Only stockholders of record at the close of business on April 20, 2001 are entitled to receive notice of, to attend and to vote at the meeting and any adjournment thereof. You are all cordially invited to attend the meeting in person. If you attend the meeting, you may vote in person even if you already returned a proxy.

                                        FOR THE BOARD OF DIRECTORS

                                        /s/ Tom A. Vadnais
                                        Tom A. Vadnais
                                        President and Chief Executive Officer

San Francisco, California
April 27, 2001


    IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

   The enclosed proxy is solicited on behalf of the board of directors of Mediaplex, Inc. for use at our 2001 Annual Meeting of Stockholders to be held on Thursday, June 7, 2001, at 2:00 p.m., local time, or at any and all continuations or adjournments, for the purposes described in this proxy statement and in the accompanying notice. The annual meeting will be held at our principal offices, at 177 Steuart Street, San Francisco, California 94105. Our telephone number there is (415) 808-1900.

   These proxy solicitation materials were mailed on or about May 9, 2001 to all stockholders entitled to vote at the annual meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Purposes of the Annual Meeting

   The purposes of the annual meeting are:

  1. to elect two Class II directors to serve for a term of three years and until their successors are duly elected and qualified;

  2. to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001; and

  3. to transact such other business as may properly come before the meeting or at any and all continuations or adjournments.

Record Date and Shares Outstanding

   Stockholders of record at the close of business on the record date, April 20, 2001, are entitled to notice of, and to vote at, the annual meeting. At the record date, 35,961,331 shares of our common stock were outstanding. For information regarding security ownership by management and 5% stockholders, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of our common stock on The Nasdaq Stock Market on the last trading day immediately prior to the record date was $0.66 per share.

Revocability of Proxies

   The proxy accompanying this proxy statement is solicited on behalf of the Mediaplex board of directors for use at the annual meeting. Please complete, date and sign the accompanying proxy and return in the enclosed envelope. Any proxy you submit pursuant to this solicitation may be revoked by you at any time before its use by:

  .  delivering to our corporate secretary a written notice of revocation, or

  . by delivering to our corporate secretary a duly executed proxy bearing a later date, or

  .  by attending the annual meeting and voting in person.

   Attending the annual meeting is not sufficient to revoke your proxy.

Voting and Solicitation

   For each share of common stock you hold on the record date, you will be entitled to one vote on all matters. The two candidates for election as directors at the annual meeting who receive a plurality of the shares of our outstanding common stock present or represented at the annual meeting will be elected. The ratification of the appointment of PricewaterhouseCoopers LLP, will each require the affirmative vote of a majority of the shares of our outstanding common stock present or represented at the annual meeting.

   Shares of common stock represented by properly executed proxies will, unless those proxies have been previously revoked, be voted in accordance with the instructions indicated. In the absence of specific instructions to the contrary, properly executed proxies will be voted:

  1.   "FOR" the election of each of our two nominees as a director; and

  2. "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

   No business other than that set forth in the accompanying notice is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed proxy will vote such proxy as our board of directors may recommend.

   The cost of this solicitation will be borne by Mediaplex. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation other than reimbursement of expenses, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum. Under the General Corporation Law of the State of Delaware, abstentions and broker non-votes are also included for purposes of determining whether a quorum of shares is present at the meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

   Each share outstanding on the Record Date entitles its owner to one vote on all matters. Shares that are voted "FOR" or "AGAINST" as well as abstentions with respect to a matter are deemed to be the "Votes Cast." Directors are elected by a plurality vote; therefore, the two nominees for director who received the most votes "FOR" will be elected, regardless of the number of votes "AGAINST" or abstentions. The other proposals described in this Proxy Statement will be approved only if they receive an affirmative vote of a majority of Votes Cast; in other words, each proposal must receive more votes "FOR" than votes "AGAINST" or abstentions.

   Therefore, other than with respect to the election of directors, abstentions have the same effect as votes against each other proposal. However, since broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast, they have no effect with respect to the outcome of such vote.

Deadline for Receipt of Stockholder Proposals

   Proposals of our stockholders that are intended to be presented by such stockholders at our 2002 annual meeting of stockholders must be received by Mediaplex at its corporate offices, no later than January 11, 2002 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to the 2002 annual meeting. If a stockholder intends to submit a proposal at the 2002 annual meeting of stockholders which is not submitted in time to be eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to Mediaplex no earlier than March 11, 2002 and no later than March 31, 2002, in accordance with the requirements set forth in the Securities Exchange Act of 1934 and our bylaws. However, in the event that the 2002 annual meeting of stockholders is held either before May 20, 2002 or after August 18, 2002, then the stockholder must give notice to Mediaplex no earlier than 90 days prior to the meeting date and no later than 70 days prior to the meeting date. If a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Directors

   Our board of directors is currently comprised of seven members and one vacancy divided into three classes with overlapping three-year terms. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our two nominees named below, both of whom currently serve as our directors. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible.

Nominees for Class II Directors

   Two Class II directors are to be elected at the annual meeting for a three-year term ending in 2004. Our board of directors has nominated JAMES DESORRENTO and PHILIP GUARASCIO for reelection as Class II directors. Unless otherwise instructed, the persons named in the enclosed proxy intend to vote proxies received by them for the reelection of Messrs. DeSorrento and Guarascio. We expect that Messrs. DeSorrento and Guarascio will accept such nomination. In the event that either Mr. DeSorrento or Mr. Guarascio is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for a substitute nominee or nominees designated by the current board of directors. The term of office of the persons elected as directors will continue until such director's term expires in 2004 or until such director's successor has been elected and qualified.

Required Vote

   The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

Information Regarding Nominees and Other Directors

   Set forth below is certain information as of the record date regarding the nominees for Class II directors and each of our other directors whose term of office continues after this annual meeting.

          Nominees for Class II Directors for a Term Expiring in 2004

   Name                                                             Age Position
   ----                                                             --- --------
   James DeSorrento................................................  58 Director
   Philip Guarascio................................................  59 Director

   James DeSorrento has served as a member of our board of directors since August 1999. From June 1982 until its acquisition by Mediacom LLC in May 1999, Mr. DeSorrento served as chief executive officer and chairman of the board of Triax Telecommunications Company, LLC and its predecessor, Triax Communications Corporation, a cable television operating company. Mr. DeSorrento received a B.A. in English from St. Michael's College.

   Philip Guarascio has served as member of Mediaplex's Board of Directors since September 2000. Guarascio was formerly Vice President of Advertising and Corporate Marketing for General Motors. While at General Motors, Guarsacio introduced the GM Card, (now the world's seventh-largest affinity card), managed the General Motors corporate brand to a 20 percent increase in customer purchase consideration, and developed wide-ranging programs to make General Motors advertising across all divisions more scientific and accountable.

            Incumbent Class III Directors Whose Term Expires in 2002

   Name                                   Age Position
   ----                                   --- --------
   Gregory R. Raifman....................  41 Chairman of the Board of Directors
   Tom A. Vadnais........................  53 Director

   Gregory R. Raifman has served as our Chairman of the Board of Directors and Chief Executive Officer since September 1998, and Chief Executive Officer and sole director of MediaPlex, Inc., its former wholly-owned subsidiary, since April 1998. Since August 1993, Mr. Raifman has also served as a general partner of Raifman & Edwards LLP, a law firm. Since September 1994, Mr. Raifman has also served as a managing member of PointBreak Ventures, LLC, a venture capital firm. Mr. Raifman received an A.B. in economics and history from the University of Michigan and a J.D. from Georgetown University Law Center.

   Tom A. Vadnais joined as our President and Chief Executive Officer and became a member of our board of directors in April 2001. Prior to joining us, Mr. Vadnais was the Executive Vice President of Professional Services for Compuware Corporation, a software and professional services provider for IT professionals, where he was retained to perform the integration of Data Processing Resources Corporation (DPRC) and managed mergers and acquisitions. Mr. Vadnais was the President and Chief Operating Officer of DPRC, prior to its acquisition by Compuware. From 1992 to 1999, Mr. Vadnais was the President and Chief Operating Officer of Tascor, Inc., a wholly owned subsidiary of Norrell Inc., where he was a member of Norrell's board of Directors. Until 1992, Mr. Vadnais worked at IBM for 23 years in various management roles, where he had experience in sales, marketing, and as Vice President of Operations. He holds a Bachelor of Arts in Business from the University of California, Los Angeles, and an MBA from Golden Gate University.

   A. Brooke Seawell who served as a Class III member of our board of directors since August 1999, resigned from the board effective April 30, 2001.

             Incumbent Class I Directors Whose Term Expires in 2003

   Name                                                             Age Position
   ----                                                             --- --------
   Lawrence D. Lenihan, Jr. .......................................  36 Director
   Peter S. Sealey.................................................  60 Director
   Ira Carlin......................................................  53 Director

   Lawrence D. Lenihan, Jr. has served as a member of our board of directors since August 1999. Since January 1999, Mr. Lenihan has served as fund manager for Pequot Capital Management, Inc., a venture capital firm. From October 1996 to December 1998, Mr. Lenihan served as fund manager for Dawson-Sanberg Capital Management, a venture capital firm. From August 1993 to October 1996, Mr. Lenihan served as a principal for Broadview Associates, an investment bank. Mr. Lenihan also serves as a member of the boards of directors of Digital Generation Systems, Inc., a provider of distribution services for ad agencies and broadcasters, STM Wireless, Inc., a satellite and wireless-based communications company, and Triken Technologies, Inc., a semiconductor-processing equipment company, as well as several private companies. Mr. Lenihan received a B.S.E.E. in electrical engineering from Duke University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

   Peter S. Sealey has served as a member of our board of directors since August 1999. Since September 1994, Dr. Sealey has served as an adjunct professor of marketing at the Haas School of Business at the University of California, Berkeley where he also has served as a co-director of the Center for Marketing and Technology. Prior to that, Dr. Sealey was employed by the Coca Cola Company for 24 years, where he held a series of senior management positions, including senior vice president, global marketing. Dr. Sealey serves as a member of the boards of directors of Autoweb.com Inc., a consumer automotive Internet site, L90, a producer of Internet advertising and direct marketing solutions for advertisers and web publishers, and Cybergold, Inc., an Internet-based direct marketing and advertising company, as well as several private companies. Dr. Sealey received a B.S.B.A. in business from the University of Florida, an M.I.A. in industrial administration from Yale University, and an M.A. in management and Ph.D. in management and information technology from the Peter F. Drucker Graduate Management Center at The Claremont Graduate University.

   Ira Carlin has also served as a member of the Board of Directors since September 2000. Carlin is Chairman of the global media company Universal McCann, as well as Executive Vice President, Worldwide Media Director of McCann-Erickson Worldwide. His current responsibilities include developing and overseeing media and business strategies for Universal McCann and its multinational accounts. Universal McCann's worldwide network, with annual media billings of more than $15 billion, spans 131 countries. Carlin is a pioneer in interactive advertising, having been involved in interactive advertising experiments as early as 1990.

Classified Board

   Our certificate of incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors will be elected each year. To implement the classified structure, two of the nominees to the board have been elected to one-year terms, two elected to two-year terms and three have been elected to three-year terms. Thereafter, directors will be elected for three-year terms.

  . James DeSorrento and Philip Guarascio have been designated Class II directors whose terms expire at this annual meeting of stockholders.

  . Gregory R. Raifman and Tom A. Vadnais have been designated Class III directors whose terms expire at the 2002 annual meeting of stockholders.

  . Lawrence D. Lenihan, Jr., Peter S. Sealey, and Ira Carlin have been designated Class I directors whose terms expire at the 2003 annual meeting of stockholders.

   Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. Gregory R. Raifman, our Chairman of the Board of Directors, is the husband of Susan Raifman, our Vice President, Product Management. There are otherwise no family relationships among any of our directors, officers or key employees.

Board Meetings and Committees

   Our board of directors held a total of seven meetings during the fiscal year ended December 31, 2000. All incumbent directors who served as a director during the last fiscal year attended no less than 75% of the aggregate of all meetings of the board of directors and any committees of the board on which he served, if any, during the last fiscal year. Our board of directors has an audit committee and a compensation committee, but does not have a nominating committee or a committee performing the functions of a nominating committee.

   We established the audit committee in August 1999. The audit committee currently consists of Mr. DeSorrento and Dr. Sealey. Mr. Seawell, who was also a member of the audit committee, resigned as a member of our board of directors effective April 30, 2001. Five meetings were held during the fiscal year ending December 31, 2000. The audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent accountants.

   We established the compensation committee in August 1999. The compensation committee currently consists of Messrs. Lenihan and Sealey. Three meetings were held during the fiscal year ending December 31, 2000. The compensation committee reviews and recommends to our board of directors the compensation and benefits of our employees.

Director Compensation

   Our directors do not currently receive any cash compensation from us for their service as members of the board of directors; however, directors are reimbursed for all reasonable expenses incurred by them in attending board and committee meetings. Employee and non-employee directors are also eligible to receive options under our stock plan and employee directors are eligible to participate in our employee stock purchase plan. In September 2000, Messrs. Guarascio and Carlin were each granted an option to acquire 50,000 shares of common stock at an exercise price of $4.25 per share upon their appointment to our board of directors. The options vest over a four-year period but may be exercised at any time. Messrs. DeSorrento and Seawell and Dr. Sealey were each granted an option to acquire 10,000 shares of common stock at an exercise price of $22.69 per share for the services for the past year.

                                 PROPOSAL NO. 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   Our board of directors has appointed PricewaterhouseCoopers LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2001 and seeks ratification of such appointment. PricewaterhouseCoopers LLP has audited the Company's financial statements since fiscal 1999, including those required for its initial public offering in November 1999. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on this proposal is required to ratify the appointment of the independent accountants.

Required Vote

   The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2001.

Audit Fees

   The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for its audit of the Company's annual financial statements for the fiscal year ending December 31, 2000, and its review of the financial statements included in the Company's Forms 10-Q for that fiscal year, were $291,850.

Financial Information Systems Design and Implementation Fees

   PricewaterhouseCoopers LLP billed no fees to the Company for financial information systems design and implementation services during the most recent fiscal year.

All Other Fees

   The aggregate fees billed to the Company for all other services rendered by PricewaterhouseCoopers LLP for the most recent fiscal year were $654,906. These fees related primarily to tax compliance, system attestations for the internal control of ad delivery and measurement, and acquisition audit and consulting services.

Audit Committee Report

   THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT AS TO INFORMATION CONCERNING THE AUDITORS' ALLOCATION OF TIME AND FEES AND CONSIDERATION OF THEIR IMPACT (IF ANY) ON INDEPENDENCE AND TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN.

To the Board of Directors
 of Mediaplex, Inc.:

                                                               February 13, 2001

   Our Committee has reviewed and discussed with management of the Company and PricewaterhouseCoopers LLP, the independent accounting firm of the Company, the audited financial statements of the Company as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000 (the "Audited Financial Statements"). In addition, we have discussed with PricewaterhouseCoopers LLP the matters required by Codification of Statements on Auditing Standards No. 61.

   The Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, and we have discussed with that firm its independence from the Company. We also have discussed with management of the Company and the auditing firm such other matters and received such assurances from them as we deemed appropriate.

   Management is responsible for the Company's internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

   The Audit Committee currently consists of two members, Mr. DeSorrento and Dr. Sealey. Mr. Seawell, who was a member of the Audit Committee, resigned as a member of the board effective April 30, 2001. In 2000, the Committee met five times. Our securities are quoted on the Nasdaq National Market and are governed by its listing standards. All members of the Audit Committee meet the independence standards under Rule 4200(a)(15) of the Marketplace Rules contained in the National Association of Securities Dealers Manual.

   The Audit Committee of the Board of Directors has considered the effect that provision of the services described under "All Other Fees" may have on the independence of PricewaterhouseCoopers LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of PricewaterhouseCoopers LLP as the Company's principal auditors.

   Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended December 31, 2000 on Form 10-K.

                                          Members of the Audit Commitee
                                          James DeSorrento
                                          Peter S. Sealey

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                               OTHER INFORMATION

Executive Officers

   In addition to Mr. Vadnais, the following persons were our executive officers as of the record date:

   Name                        Age Position
   ----                        --- --------
   Francis P. Patchel.........  43 Chief Financial Officer
   Costa John.................  44 Chief Operating Officer
   Mark Joseph................  41 Chief Technology Officer
   Brian J. Powley............  39 Executive Vice President, Sales and Marketing

   Francis P. Patchel joined as our Chief Financial Officer in Februay 2001. Prior to joining us, Mr. Patchel was the CFO for Automatic Data Processing's
(ADP) Claims Solutions Group (CSG) overseeing several acquisitions, joint ventures and a business reorganization that focused on changing technologies and product investments. While at ADP, Mr. Patchel was promoted to COO of ADP's CSG and successfully managed the operations of five business units for the division. Following ADP, Mr. Patchel was the COO of Creditek Corporation, and was responsible for the reorganization and market expansion of its Western Division. Most recently, Mr. Patchel was President of RSI Group, where he launched a series of innovative technology products into new markets resulting in increased company value. Under Mr. Patchel's leadership, RSI Group was acquired by London Bridge Software, a publicly traded company in The United Kingdom, where he assumed the responsibility of Senior Vice President for two of its business units. Earlier in his career, Mr. Patchel spent two years as an auditor at Ernst and Young LLP. Mr. Patchel is a CPA and holds a business degree from the University of Virginia.

   Costa John joined as our Chief Operating Officer in January 2001. Prior to joining us, Mr. John was the CEO of Internaional Microcomputer Software, Inc.
(IMSI). For this publicly traded Internet Software Company, Mr. John implemented a restructuring strategy and significantly decreased operation expenses while managing two Internet business units to significant revenue growth. Prior to joining IMSI, Mr. John served as CEO of Didactix, Inc., a strategic financial management company, where he executed restructuring and turnaround assignments. Until 1994, Mr. John served for nine years with Grant Thornton International, in various capacities, ultimately as a management-consulting partner. Mr. John is a Chartered Accountant. He holds Bachelor degrees in managerial accounting and business economics along with a finance MBA from the University of Witwatersrand in Johannesburg, South Africa.

   Mark Joseph has served as our Chief Technology Officer since March, 2000, after being promoted from Vice President of Engineering. Mr. Joseph has 18 years of experience leading software development teams. His technical expertise includes the development of Internet applications, network protocols, real-time systems, secure, and fault-tolerant computer systems. In addition, he has published research papers on the detection of computer viruses and other malicious logic. While working on the Emissary Internet application suite, Mr. Joseph pioneered several new email standards. The MIME-HTML mail message format, as well as extensions to the "mailto:" URL are now industry wide standars supported by all major email clients. Mr. Joseph is also responsible for the LDAP support in Eudora Pro 4.0. Prior to joining us, he worked at Adknowledge, Qualcomm, The Wollongong Group, Octel, Gemini Computers, Aerospace Corp., and SDC. Mr. Joseph holds a Ph.D. in Computer Science from UCLA, a BS in Computer Science from SUNY Stony Brook, and has conducted post-doctoral research at Centre National de la Recherche Scientifique in Toulouse, France.

   Brian J. Powley serves as our Executive Vice President of Sales and Client Services, and joined us in October 1999. Prior to joining us, Mr. Powley served as Partner, Worldwide Account Director for Ogilvy Interactive, the interactive division of Ogilvy Worldwide, from February 1994 to September 1999, where he was responsible for global strategic direction and management of IBM's Interactive Brand Advertising. He also held positions at Ziff-Davis from January 1994 to February 1995, and at EMAP Computing from May 1992 to January 1994. Mr. Powley received a degree in management studies from London Guildhall University.

Compliance with Section 16 of the Exchange Act

   Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file certain reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and with The Nasdaq Stock Market, Inc. Those officers, directors, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

   Based solely on our review of copies of Forms 3 and 4 and amendments to those Forms furnished to us pursuant to Rule 16a(3)(e), and Forms 5 and amendments thereto furnished to us with respect to the last fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, we believe that, during the last fiscal year, all Section 16(a) filing requirements applicable to our officers and directors were complied with, except that Costa John did not timely file Forms 3.

     SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, MANAGEMENT AND DIRECTORS OF
                                   MEDIAPLEX

   The following table sets forth information, as of April 20, 2001, the record date, with respect to beneficial ownership of our common stock by:

  . each person or entity who beneficially owns more than 5% of our common stock;

  .  each of our named executive officers;

  .  each of our directors; and

  .  all executive officers and directors as a group.

   Except as otherwise noted, the address of each 5% stockholder listed in the table is: c/o Mediaplex, Inc., 177 Steuart Street, Second Floor, San Francisco, California 94105. The table includes all shares of common stock issuable within 60 days of April 20, 2001, upon the exercise of options and warrants beneficially owned by the indicated stockholders on that date based on options and warrants outstanding as of April 20, 2001. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned. The applicable percentage of ownership for each stockholder is based on 35,961,331 shares of common stock outstanding as of April 20, 2001, together with applicable options and warrants for that stockholder. Shares of common stock issuable upon exercise of options and warrants beneficially owned are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

                                         Number of Shares of
                                            Common Stock     Percent of Shares
Name                                     Beneficially Owned     Outstanding
----                                     ------------------- -----------------
Zeron Capital Ltd.(1)...................      2,610,000             7.3%
 44 Church Street
 Hamilton HM12
 Bermuda
Tom A. Vadnais..........................            --              --
Gregory R. Raifman(2)...................      6,782,812            18.0
Francis P. Patchel......................            --              --
Costa John..............................            --              --
Mark Joseph(3)..........................        105,588               *
Brian Powley(4).........................         89,604               *
Jon L. Edwards(5).......................      5,568,313            14.8
Walter Haefeker.........................            --              --
Ruiqing "Barclay" Jiang.................      1,168,700             3.2
Tim Favia(6)............................        975,000             2.6
Lawrence D. Lenihan, Jr.(7).............      1,671,309             4.6
James DeSorrento(8).....................        360,000             1.0
A. Brooke Seawell(9)**..................        210,000               *
Peter S. Sealey(10).....................         60,000               *
Ira Carlin(11)..........................      1,263,921             3.5
Philip Guarascio(12)....................         50,000               *
All executive officers and directors as
 a group (16 persons)(13)...............     18,285,887            45.1

--------
*   Less than 1%
** Mr. Seawell resigned as a member of the Board of Directors effective April 30, 2001.

 (1) Includes 1,500,000 shares held of record by Odyssey Venture Partners and 1,000,000 shares held of record by Argossy Limited. Odyssey Venture Partners and Argossy Limited are venture funds affiliated with Zeron Capital Ltd.
 (2) Includes 19,360 shares held of record by R&E Holdings, LLC and 1,625,000 shares issuable upon the exercise of options exercisable within 60 days of April 20, 2001. Mr. Raifman is one of the beneficial owners of R&E Holdings, LLC. Mr. Raifman disclaims beneficial interest of the shares held by R&E Holdings, LLC, except to the extent of his pecuniary interest in that entity.
 (3) Includes 104,267 shares issuable upon the exercise of options exercisable within 60 days of April 20, 2001.
 (4) Includes 89,604 shares issuable upon the exercise of options exercisable within 60 days of April 20, 2001.
 (5) Includes 19,360 shares held of record by R&E Holdings, LLC and 1,625,000 shares issuable upon the exercise of options exercisable within 60 days of April 20, 2001. Mr. Edwards is one of the beneficial owners of R&E Holdings, LLC. Mr. Edwards disclaims beneficial interest of the shares held by R&E Holdings, LLC, except to the extent of his pecuniary interest in that entity.
 (6) Includes 500,000 shares issuable upon the exercise of a warrant exercisable within 60 days of April 20, 2001 and 473,000 shares issuable upon the exercise of options exercisable within 60 days of April 20, 2001.
 (7) Includes 1,483,484 shares held of record by Pequot Private Equity Fund, L.P. and 187,825 shares held of record by Pequot Offshore Private Equity Fund, Inc. Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, Inc. are managed by Pequot Capital Management, Inc. Mr. Lenihan is the fund manager of Pequot Capital Management, Inc. Mr. Lenihan disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in that entity.
 (8) Includes 300,000 shares held of record by DeSorrento Revocable Trust, of which Mr. DeSorrento is the beneficial owner, and 10,000 shares issuable upon the exercise of option exercisable within 60 days of April 20, 2001.
 (9) Includes 75,000 shares held of record by Seawell Revocable Trust, A. Brooke Seawell & Patricia C. Seawell, trustees, and 10,000 shares issuable upon the exercise of option exercisable within 60 days of April 20, 2001. Mr. Seawell is one of the beneficial owners of the Seawell Revocable Trust.
(10) Includes 60,000 shares issuable upon the exercise of options exercisable within 60 days of April 20, 2001.
(11) Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days of April 20, 2001 and 1,213,921 shares beneficially owned by McCann-Erickson Worldwide. Mr. Carlin is Chairman of the global media company Universal McCann, as well as Executive Vice President, Worldwide Media Director of McCann-Erickson Worldwide. Mr. Carlin disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in those entities.
(12) Includes 50,000 shares issuable upon the exercise of options exercisable within 60 days of April 20, 2001.
(13) See notes (3) through (12). Includes an aggregate of 4,096,871 shares issuable upon exercise of options and 500,000 shares issuable upon the exercise of warrants held by our executive officers and directors exercisable within 60 days of April 20, 2001.

                             EXECUTIVE COMPENSATION

   The following table sets forth certain compensation received for services rendered to us during the fiscal years ended December 31, 2000, 1999 and 1998 by our Chief Executive Officer and our next four most highly paid executive officers (collectively referred to as the "Named Executive Officers" in this proxy statement). See "Related Party Transactions." Except as disclosed below and in "Related Party Transactions," we gave no bonuses, stock-based compensation or other compensation to our named executive officers in 2000, 1999 and 1998.

                           Summary Compensation Table

                                                      Annual Compensation
                                                  ---------------------------
Name and Principal Position                       Salary($) Bonus($) Other($)
---------------------------                       --------- -------- --------
Tom A. Vadnais, President and Chief
 Executive Officer(1)......................  2000 $    --   $   --    $  --

Gregory R. Raifman, Chairman of the
 Board(2)..................................  2000 $297,000  $37,500   $9,000(3)
                                             1999 $223,333  $38,000   $8,250(3)
                                             1998 $ 35,000      --       --

Francis P. Patchel, Chief Financial
 Officer(4)................................  2000 $    --   $   --    $  --

Costa John, Chief Operating Officer(5).....  2000 $    --   $   --    $  --

Mark Joseph, Chief Technology Officer(6)...  2000 $162,875  $16,095   $  --
                                             1999 $100,000  $10,250   $  --

Brian Powley, Executive Vice President,
 Sales and Client Services(7)..............  2000 $196,747  $39,662   $  --

Jon L. Edwards, President(8)...............  2000 $421,702  $37,500   $9,000(3)
                                             1999 $223,333  $38,000   $8,250(3)
                                             1998 $ 35,000      --       --

Walter Haefeker, Chief Operating
 Officer(9)................................  2000 $182,712  $33,750   $9,000(3)
                                             1999 $198,333  $34,250   $  --
                                             1998 $ 41,100  $   --    $  --

Ruiqing "Barclay" Jiang, Chief Technology
 Officer(10)...............................  2000 $157,049  $12,188   $  --
                                             1999 $131,762  $17,375   $  --

Timothy M. Favia, Executive Vice President,
 Sales and Development(11).................  2000 $250,000  $50,000   $  --
                                             1999 $151,682  $50,500   $  --

--------
(1)  Mr. Vadnais began employment with us in April 2001.
(2) Mr. Raifman began employment with us in September 1998 and was President and Chief Executive Officer until April 2001.
(3)  Represents an annual automobile allowance.
(4)  Mr. Patchel began employment with us in January 2001.
(5)  Mr. John began employment with us in January 2001.
(6)  Mr. Joseph began employment with us in March 1999.
(7)  Mr. Powley began employment with us in January 2000.
(8) Mr. Edwards began employment with us in April 1998 and was a President until June 2000 and a member of our Board of Directors until February 2001.
(9) Mr. Haefeker began employment with us in September 1998 and was our Chief Operating Officer until August 2000.

(10) Mr. Jiang began employment with us in March 1999 and was Chief Technology Officer until September 2000.
(11) Mr. Favia began employment with us in January 1999 and was Executive Vice President, Sales and Development until December 2000.

Employment Agreements

   Mr. Vadnais began employment with us in April 2001. Under the terms of the compensation offer of employment to Mr. Vadnais, his annual base salary is $400,000. In the event that the Company elects to terminate Mr. Vadnais, for other than Cause or he is Constructively Terminated, the Company will pay severance in an amount equal to twelve (12) months of his annual base salary plus any amounts due and owing to him in effect immediately prior to the time of such termination. In the event there should occur a Change of Control, and after such Change of Control, (i) the Company terminates Mr. Vadnais for any reason other than for Cause or (ii) there occurs a Constructive Termination, the Company will pay severance in an amount equal to twelve (12) months of his annual base salary plus any amounts due and owing to him in effect immediately prior to the time of such termination.

   Under the terms of the compensation offer of employment to Mr. Patchel, his annual base salary is $200,000. In the event that the Company elects to terminate Mr. Patchel following a Change of Control, he will be you entitled to six (6) months of paid salary as cash severance. In the event that the Company terminates Mr. Patchel's employment for Cause, he shall not be entitled to receive any severance benefits.

   Under the terms of the compensation offer of employment to Mr. John, his annual base salary is $250,000. In the event that the Company elects to terminate Mr. John following a Change of Control, he will be you entitled to six (6) months of paid salary as cash severance. In the event that the Company terminates Mr. John's employment for Cause, he shall not be entitled to receive any severance benefits.

Option Grants During Last Fiscal Year

   The following table sets forth certain information with respect to stock options granted to each of our named executive officers in the fiscal year ended December 31, 2000, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

                                                                             Potential Realizable
                                                                                   Value at
                                                                             Assumed Annual Rates
                         Number of                                              of Stock Price
                           Shares       % of Total                             Appreciation for
                         Underlying Options Granted to  Exercise                Option Term(3)
                          Options      Employees In     Price per Expiration ---------------------
          Name           Granted(1) Last Fiscal Year(2)   share      Date        5%        10%
          ----           ---------- ------------------- --------- ---------- ---------- ----------
Tom A. Vadnais(4).......      --            -- %         $  --        --     $      --  $      --
Gregory R. Raifman......
Francis P. Patchel(5)...      --            -- %         $  --        --     $      --  $      --
Costa John(6)...........      --            -- %         $  --        --     $      --  $      --
Mark Joseph.............    8,000                        $78.50    03-03-10  $  394,946 $1,000,870
                           66,000                        $20.50    06-07-10  $  850,894 $2,156,334
                            1,600                        $20.50    06-07-10  $   20,628 $   52,275
                           75,000          3.42%         $ 2.69    10-18-10  $  126,785 $  321,298
Brian Powley............   55,000                        $78.50    03-03-10  $2,715,253 $6,880,983
                          100,000                        $20.50    06-07-10  $1,289,234 $3,267,172
                           11,000                        $20.50    06-07-10  $  141,816 $  359,389
                           75,000          5.48%         $ 2.69    10-18-10  $  126,785 $  321,298
Jon L. Edwards..........      --            -- %         $  --        --     $      --  $      --
Walter Haefeker.........      --            -- %         $  --        --     $      --  $      --
Ruiqing "Barclay"
 Jiang..................      --            -- %         $  --        --     $      --  $      --
Timothy M. Favia........      --            -- %         $  --        --     $      --  $      --

--------
(1) All options were granted under our Amended and Restated 1999 Stock Plan and have exercise prices equal to the fair market value on the grant date.
(2) Based on options to purchase an aggregate of 4.4 million shares granted in fiscal 2000 to employees, directors, and consultants.
(3) Pursuant to the rules of the Securities and Exchange Commission, the dollar amounts set forth in these columns are the result of calculations based on the set rates of 5% and 10%, and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.
(4) Mr. Vadnais will be granted pursuant to Board approval, an option to purchase one million (1,000,000) shares of common stock of the Company (the "Options"). The Options will vest over four years from date of grant of April 4, 2001, and at an exercise price equal to the fair market value of the stock at the date of grant on April 4, 2001. An additional option to purchase up to 225,000 shares of common stock of the Company will be granted to Mr. Vadnais by the Board (the "Additional Options"). The Additional Options will vest over four years from the date of grant and at an exercise price equal to the fair market value of the stock on the date of grant subject to satisfactorily meeting certain milestones to be mutually agreed upon within sixty (60) days of employment with the Company by Mr. Vadnais and the Board, or the Compensation Committee of the Board on behalf of the Board.
(5) Mr. Patchel was granted an option to purchase 200,000 shares of common stock of the Company at $1.41 per share in January 2001. These options vest over a period of four years from the Vesting Commencement Date, at the rate of one-fourth ( 1/4th) of the shares on the date that is one year after the Vesting Commencement Date, and one-forty-eight ( 1/48th) of the shares each month thereafter. Mr. Patchel was also granted an option to purchase an additional 50,000 shares of common stock of the Company at $1.41 per share in January 2001 which vest upon the completion of certain goals and objectives to the satisfaction of the CEO.
(6) Mr. John was granted an option to purchase one percent (1%) of the shares of common stock of the Company, or 350,822 shares, at $0.72 per share in January 2001. These options vest over a period of four years from the Vesting Commencement Date, at the rate of one-fourth ( 1/4th) of the shares on the date that is one year after the Vesting Commencement Date, and one-forty-eight ( 1/48th) of the shares each month thereafter. Mr. John was also granted up to an additional one half percent (.5%) of the common stock of the Company, or 175,411 shares, at $0.72 per share upon the achievement of certain goals and objectives.

Aggregate Option Exercises During Last Fiscal Year and Fiscal Year End Option Values

   The following table sets forth information with respect to our named executive officers concerning exercisable and unexercisable options held as of December 31, 2000.

   The "Value of Unexercised In-the-Money Options at December 31, 2000" is based on a value of $0.81 per share, the closing price of our common stock on The Nasdaq Stock Market's National Market as of December 29, 2000 (the last trading day for fiscal 2000), less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. All options were granted under our Amended and Restated 1999 Stock Plan.

                                                     Number of Securities
                                                    Underlying Unexercised   Value of Unexercised In-
                                                          Options at           the-Money Options at
                         SharesAcquired   Value      December 31, 2000 (#)     December 31, 2000 ($)
                          on Exercise    Realized  ------------------------- -------------------------
                              (#)          ($)     Exercisable Unexercisable Exercisable Unexercisable
                         -------------- ---------- ----------- ------------- ----------- -------------
Tom A. Vadnais..........        --      $      --         --          --      $    --       $   --
Gregory R. Raifman......        --      $      --   1,625,000         --      $508,625      $   --
Francis P. Patchel......        --      $      --         --          --      $    --       $   --
Costa John..............        --      $      --         --          --      $    --       $   --
Mark Joseph.............     63,000     $2,456,626     43,500     284,100     $ 13,146      $42,255
Brian Powley............        --      $      --         --          --      $    --       $   --
Jon L. Edwards..........        --      $      --   1,625,000         --      $508,625      $   --
Walter Haefeker.........    698,613     $1,387,185        --          --      $    --       $   --
Ruiqing "Barclay"
 Jiang..................    344,001     $5,344,967        --          --      $    --       $   --
Timothy M. Favia........     27,000     $  257,400    973,000         --      $304,549      $   --

Compensation Committee Interlocks and Insider Participation

   Prior to establishing the compensation committee, our board of directors as a whole performed the functions delegated to the compensation committee. No member of the board of directors or the compensation committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Certain Relationships and Related Transactions During the Last Fiscal Year

   During the year ended December 31, 2000, we have never been party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $60,000 and in which any of our director, executive officer or holder of more than 5% of our common stock had or will have an interest, except as described below.

Certain Business Relationships

   In May 1998, we entered into an oral agreement with Raifman & Edwards LLP to sublease a portion of the office space we currently occupy at our headquarters in San Francisco, California. The sublease terms and payments made by us to Raifman & Edwards LLP are substantially similar to the lease terms and payments made by Raifman & Edwards LLP to the landlord. Since May 1998, we have paid Raifman & Edwards LLP a total of approximately $121,000 for these lease payments.

Transactions with Management and Others

   In connection with our acquisition of Netranscend Software, Inc. in March 1999, we issued to Ruiqing "Barclay" Jiang, one of our current executive officers and formerly the sole shareholder of Netranscend Software, Inc., a promissory note in the principal amount of $430,000, payable in four annual installments and an aggregate of 1,979,000 shares of common stock valued at $2.6 million. In March 2000, we paid the first installment of $100,000 to Mr. Jiang. Of the shares issued, 300,000 are currently being held in escrow to cover breaches of representations and warranties made by Mr. Jiang and Netranscend Software, Inc. in the agreement and plan of reorganization executed in connection with the acquisition.

   In connection with the sale of our series B preferred stock in June 1999, we issued a warrant to purchase 125,000 shares of series B preferred stock, at an exercise price of $2.00 per share, to Zeron Capital, Ltd., a 5% stockholder. The warrant was exercised in June 2000 for 125,000 shares of our common stock.

   In connection with the sale of our series B preferred stock in June 1999 to Zeron Capital, Ltd., we issued a warrant to purchase 150,000 shares of series B preferred stock, at an exercise price of $2.00 per share, and a warrant to purchase 100,000 shares of common stock, at a purchase price of $0.50 per share, to Retail Ventures International, Inc., one of our financial advisors. These warrants were exercised in April 2000 for 243,135 shares of our common stock.

   In connection with a consulting agreement with Costa John prior to his employment with us in January 2001, we paid Mr. John $87,463 for his services for the year ended December 31, 2000.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee is comprised of Peter S. Sealey and Lawrence D. Lenihan, Jr., each who is a non-employee director. The Compensation Committee sets, reviews and administers our executive compensation program. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to our executive officers and to administer our Amended and Restated 1999 Stock Plan and 1999 Employee Stock Purchase Plan. The Compensation Committee approves all stock option grants to executive officers, all executive officer base salaries and any cash bonus payments to executive officers and reviews all stock option grants to employees.

   Our executive pay programs are designed to attract and retain executives who will contribute to our long-term success, to mesh executive and stockholder interest through stock option based plans and to provide a compensation package that recognizes individual contributions and performance.

   At this stage in our growth, the Compensation Committee has determined that the most effective means of compensation are base salaries and long-term incentives through our stock option programs.

Base Salary

   The base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions in high growth, technology-based companies of reasonably similar size. The Compensation Committee reviews executive salaries annually and adjusts them as appropriate to reflect changes in the market conditions and individual performance and responsibility. During fiscal 2000, salaries for executive officers did not increase.

Bonus

   The bonuses awarded to executive officers are determined based on achievement of individual and company performance goals.

Long-term Incentives

   Under our Amended and Restated 1999 Stock Plan, stock options may be granted to our executive officers and other employees. Upon joining us, an individual's initial option grant is based on the individual's responsibilities and position. The sizes of stock option awards are based primarily on an individual's performance and responsibilities. The Compensation Committee believes stock option grants are an effective method of incentivising executives to take a longer term view of our performance and to ensure that the executive's and the stockholder's interests are aligned in the competitive nature of the technology industry in which we compete.

Compensation of Chief Executive Officer

   In 2000, Gregory R. Raifman served as the Company's Chief Executive Officer and Chairman of the Board of Directors. Mr. Raifman's base salary in 2000 was $297,000. This salary was established considering Mr. Raifman's accomplishments in 1999 of successfully completing the Company's initial public offering of its common stock, developing significant strategic partnerships and penetrating key agency markets. In determining Mr. Raifman's salary, the Compensation Committee considered the same criteria it considered with respect to the other executive officers. We took into consideration Mr. Raifman's ongoing development of the Company in 2000 and awarded Mr. Raifman a cash bonus of $37,500. The cash bonus was paid during the first quarter of 2001.

Other

   Other elements of executive compensation include company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401
(k) plan. During fiscal 1999, we did not match any employee contributions under the 401 (k) plan.

Tax Deductibility of Executive Compensation

   The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under the Stock Plan will meet the requirements of being performance-based, the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to us. Our policy is to qualify, to the extent reasonable, our executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Peter S. Sealey
                                          Lawrence D. Lenihan, Jr.

                               PERFORMANCE GRAPH

   Set forth below is a graph comparing the cumulative total stockholder return of $100 invested in our Common Stock on November 19, 1999 (the day our shares commenced trading) through December 29, 2000, the last trading day of the Company's 2000 fiscal year, with the cumulative total return of $100 invested in the Nasdaq Composite Index and a Self-Constructed Peer Group Index calculated similarly for the same period. Since we effected our initial public offering on November 19, 1999, the information in the graph is provided in quarterly intervals. The total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point. Historic stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 14-MONTH CUMULATIVE TOTAL RETURN*
AMONG MEDIAPLEX INC., THE NASDAQ COMPOSITE INDEX,
AND PEER GROUP(1)

                        [PERFORMANCE GRAPH APPEARS HERE]

* THE GRAPH ABOVE ASSUMES $100 INVESTED ON 11/19/99 IN MEDIAPLEX, INC., THE NASDAQ COMPOSITE INDEX, AND THE PEER GROUP, INCLUDING REINVESTING OF DIVIDENDS.

                          11/19/1999 12/31/1999 3/31/2000 6/30/2000 9/30/2000 12/31/2000
                          ---------- ---------- --------- --------- --------- ----------
Mediaplex, Inc..........     $100       $523      $433      $161      $ 34       $ 7
Nasdaq Composite Index..     $100       $121      $136      $118      $109       $73
Peer Group..............     $100       $155      $ 97      $ 43      $ 34       $12

--------
(1) Peer Group includes the following companies: DoubleClick Inc., 24/7 Media, Inc., Engage Technologies, Avenue A, Inc., L90, Inc., and Digital Impact, Inc.

                                 OTHER MATTERS

   We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board of directors may recommend.

   It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope that has been enclosed, at your earliest convenience.

                                          FOR THE BOARD OF DIRECTORS

                                          /s/ Tom A. Vadnais
                                          Tom A. Vadnais
                                          President and Chief Executive
                                           Officer

April 27, 2001

                           [LOGO OF MEDIAPLEX, INC.]

                                MEDIAPLEX, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                            THURSDAY, JUNE 7, 2001


     The undersigned hereby appoints Tom A. Vadnais and Frank Patchel, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Mediaplex, Inc. to be held at Mediaplex's principal offices, at 177 Steuart Street, San Francisco, California 94105, on June 7, 2001 at 2:00 p.m., local time, and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

                (Continued and to be signed on the other side.)
--------------------------------------------------------------------------------


MEDIAPLEX'S MANAGEMENT RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR DIRECTOR LISTED
BELOW AND A VOTE "FOR" PROPOSAL 2.

Proposal 1: To elect directors to hold office for three years or until their successors are elected.

FOR all nominees listed at               WITHHOLD AUTHORITY                         Nominees:   James DeSorrento and
right (except as marked to               to vote FOR ALL nominees                               Philip Guarascio
the contrary)                            listed at right.


             [_]                                  [_]                             To withhold authority to vote for any
                                                                                   nominees(s), write such nominee(s)'
                                                                                   name(s) below:

                                                                                   ----------------------------------------

Proposal 2:  To ratify the selection of PricewaterhouseCoopers LLP as Mediaplex's independent accountants for the year ended December 31, 2001.

             FOR                                AGAINST                                  ABSTAIN

             [_]                                  [_]                                      [_]


Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this
Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President, and by the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the above Proxy for a decease Stockholder should give their full title.

Please date the Proxy.


Signature:
          ------------------------------------------


Signature:
          ------------------------------------------


Date:
     -----------------------------------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE
SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.
